Exhibit 99.2

ICON Health & Fitness, Inc. Outlines Pending Management Transition

(Logan, Utah) - January 5, 2004 - ICON Health & Fitness, Inc. today outlined a pending management transition based on news that Scott Watterson, Chief Executive Officer and Gary Stevenson, Chief Operating Officer and founders of the Company intend to resign from their respective positions sometime in the second or third quarter of calendar 2004. Mr. Watterson and Mr. Stevenson will continue to perform their functions as directors of the Company and have an active role in the Company's strategic direction.

Mr. Watterson and Mr. Stevenson stated that this decision came with great difficulty, but will enable each of them to accept assignments from the Church of Jesus Christ of Latter Day Saints to serve as Mission Presidents.

Upon their departure, the daily operations of the Company will be managed by David J. Watterson, a 23-year ICON veteran and current President, North America who will become the Chief Executive Officer of the Company. During his tenure, he has served as Sales Vice President, Senior Vice President, Research & Development and Chief Marketing Officer. Fred Beck, ICON's Chief Financial Officer for 14 years, will continue in his current role.

Additionally, Matthew Allen, a 20-year ICON veteran will move to the position of President and Chief Merchandising Officer, Joseph Brough, a 14-year ICON executive will become Chief Operating Officer, and Jace Jergensen, a 9-year executive will become Senior Vice President and continue his responsibilities as President of ICON's JumpKing division.

Mr. Watterson and Mr. Stevenson indicated that they expect to return to the Company in a management capacity upon completion of their church service. The entire ICON family thanks Mr. Watterson and Mr. Stevenson for their immeasurable contribution to the Company over the last two decades, and wish Mr. Watterson and Mr. Stevenson success in their endeavors and welcomes their continued role in the Company's future.

ICON Health & Fitness, Inc. is the largest manufacturer and marketer of home fitness equipment in the world. For the fiscal year 2003, ICON's wholesale and retail sales totaled approximately $1.012 billion. The Company is headquartered in Logan, Utah and has more than 5,021 employees worldwide. ICON develops, manufactures and markets fitness equipment under the following company-owned brand names: NordicTrack, ProForm, Weider, HealthRider, Weslo, IMAGE and Free Motion, as well as Reebok and Gold's Gym under license.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. A number of factors could cause actual results, performance, achievements of the Company, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, the competitive environment in the book retail industry in general and in the Company's specific market area; inflation; economic conditions in general and in the Company's specific market areas; the number of store openings and closings; the profitability of certain product lines, capital expenditures and future liquidity; liability and other claims asserted against the Company; uncertainties related to the Internet and the Company's Internet initiative. In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Given these uncertainties, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligations to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

For more information, please contact:

Fred Beck
CFO and Treasurer
Tel. (1) 435 750 5000
fbeck@iconfitness.com